UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2014 (February 25, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

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Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 12th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Richard A. Silfen Appointed as the Company’s General Counsel

On February 26, 2014, American Realty Capital Properties, Inc. (the “Company”) issued a press release announcing that it appointed Richard A. Silfen as General Counsel and Executive Vice President. Mr. Silfen’s appointment completes the Company’s executive management team.

With more than 25 years of experience in corporate and securities law, Mr. Silfen will join the Company after heading the Capital Markets Group at Philadelphia-based Duane Morris LLP, where he has served as partner. While at Duane Morris LLP, Mr. Silfen has advised numerous companies with regard to complex mergers and acquisition transactions and capital markets transactions, including several real estate investment trusts.

Mr. Silfen is highly experienced in advising companies in connection with private equity investments in publicly traded and privately owned issuers, senior, high-yield, mezzanine and other debt issuances using complex structures, and restructurings of multi-layer debt. Mr. Silfen also has assisted emerging and other businesses to develop plans for the growth and development of their businesses and technologies, including financing transactions, collaborative and strategic partnerships, and joint venture arrangements. Throughout his career, Mr. Silfen has worked with companies to facilitate public reporting and the analysis of operating results, advising them on internal audit functions and other Sarbanes-Oxley compliance matters, and working with them to support and enhance strategies for communication with security analysts and investors.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

$100 Million Commitment Received from Goldman Sachs for Company’s Senior Credit Facility Providing for Up to $2.97 Billion of Borrowings Under Company’s Lines of Credit

On February 25, 2014, the Company received a $100 million commitment from Goldman Sachs Bank USA to increase the aggregate borrowings under its credit facilities to up to $2.97 billion, subject to the satisfaction of certain conditions. As of the date of this report, current outstanding borrowings under the credit facilities totaled $1.89 billion; therefore currently, with the $100 million commitment, the Company could borrow up to $1.08 billion to finance acquisitions and for other corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: February 26, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of the Board of Directors